Exhibit 99.1

          Eagle Broadband Reports Fiscal Year 2005 Results;
  Strengthened Balance Sheet, Reduced Debt & Improved Cash Position, Achieved Sarbanes-Oxley 404 Compliance and Repositioned Company for
                        Success in IPTV Market

    HOUSTON--(BUSINESS WIRE)--Nov. 29, 2005--Eagle Broadband, Inc. (AMEX:EAG), a leading provider of broadband, Internet Protocol (IP) and communications technology and services, today announced that the company has filed its Form 10-K with the Securities and Exchange Commission reporting results for the fiscal year ended August 31, 2005.
    Dave Micek, President and CEO of Eagle Broadband, said, "Fiscal year 2005 was marked by significant changes including new leadership and a major shift in the company's focus. When I took over as CEO, after a thorough assessment of the business, I made the strategic decision to transform Eagle into an IPTV company focused on our IPTVComplete(TM) and MediaPro IP set-top boxes, along with our SatMAX(TM) satellite communications technology. We successfully launched our IPTVComplete video solution for broadband providers with GlobeCast, introduced new versions of our MediaPro IP set-top boxes and won contracts with a number of customers. We are repositioning Eagle Broadband to become a leader in the IPTV market to fully capitalize on our launch of the industry's first true, end-to-end, turnkey IPTV video solution, as well as continuing to make progress with SatMAX. In addition, I am very pleased to report that we achieved full Sarbanes Oxley 404 compliance which is a major accomplishment for the company and the result of a tremendous amount of work from every employee in the company."
    Micek continued, "During 2005, we made important progress in a number of areas and also successfully resolved a number of key legacy corporate and legal challenges, which has made us operationally stronger and provided us with a solid foundation on which to grow in fiscal year 2006. To better focus on the areas where we believe we can achieve greater revenue growth such as IPTV and SatMAX, after a thorough evaluation of existing legacy businesses, we made the decision to shift our resources to higher growth, less capital intensive areas of our business. We will continue to provide services in our BDS communities in order to leverage our previous investment and maximize our return on investment."
    "In connection with our annual audit, the company performed, with the assistance of independent valuation experts, tests to determine if an impairment existed for intangible assets, goodwill, and long lived assets primarily associated with our BDS communities. For fiscal year 2005, we determined an impairment charge of $28.5 million was required. Without these and other non-cash charges, a non-GAAP financial measure, we reduced our net loss in fiscal 2005 by 27% compared to fiscal 2004. Moving forward, we remain focused on maximizing revenues in our IPTV, set-top box and SatMAX businesses to fully capitalize on the strengths of our unique products and services," Micek added.
    Total revenues for the fiscal year ended August 31, 2005 were $8.6 million, a decrease of 31% compared with $12.5 million in fiscal year 2004. Net loss for fiscal year 2005 was $57.0 million, an increase of 46% compared to net loss of $39.0 million in fiscal year 2004. The fiscal year 2005 net loss included an impairment charge of $28.5 million, consisting of $23.9 million for the intangible assets of contract rights, customer relationships and other intangible assets primarily attributable to the BDS communities acquired in the January 2001 merger of Clearworks.net, Inc., $3.2 million for certain Houston-area communities where broadband infrastructure had been installed, and $1.4 million for other fixed assets and assets held for sale. At August 31, 2005, the company had total assets of $42 million which included cash (including restricted cash) of $4.2 million, property and equipment of $23 million and other assets of $10 million.
    Fiscal year 2005 results reflect additional restructuring and cost reduction efforts, legal settlements, and continued investments in the company's three core focus areas: IPTVComplete turnkey video solution for service providers, MediaPro IP set-top boxes for hospitality and residential customers and the SatMAX satellite voice and data communications system for military, government and commercial customers.

    Summary of highlights for fiscal year 2005 included:

    -- Net loss excluding impairment charges of $28.5 million, a non-GAAP financial measure, was reduced by 27% on a year-over-year basis as compared to fiscal 2004.

    -- For fiscal 2005, increased cash and cash equivalents to $4.2 million (including restricted cash) from $2.1 million at the end of fiscal year 2004.

    -- Reduced operating expenses by $3.4 million, or 11.1%, as compared to fiscal year 2004.

    -- For fiscal year 2005, reduced debt to $61,000 from $5.9 million as compared to fiscal year 2004.

    -- Strengthened the company's balance sheet by raising $14.4 million in gross proceeds from equity-based financing.

    -- Strengthened management team with appointment of key senior executives, including a new President & CEO, Chief Financial Officer, Chairman of the Board and Vice President of Sales.

    -- Implemented company-wide restructuring to reduce costs and further invest in key focus areas.

    --  Completed and achieved full Sarbanes-Oxley 404 compliance.

    -- Signed agreement with GlobeCast, the world's leading satellite services provider and a subsidiary of France Telecom, and successfully launched new IPTVComplete turnkey video solution.

    --  Signed Home Town Cable and AllAccess Technologies as
        IPTVComplete customers.

    -- Secured video content rights for more than 200 channels of programming from major broadcasters, movie studios and content providers.

    -- Received orders from Scott Air Force Base and Norfolk Southern Corporation for the company's SatMAX satellite communications technology.

    --  Received approvals from the U.S. General Services
        Administration to add SatMAX to SAIC's GSA schedule, enabling government and military customers to streamline SatMAX procurements.

    -- Awarded and successfully deployed $1.7 million in high definition MediaPro set-top boxes from General Dynamics
        Interactive for a new luxury casino in Las Vegas, the largest high definition set-top box deployment in the industry to date.

    -- Partnered with On Command Video Corporation to demonstrate their new, high definition in-room entertainment system powered by Eagle's high definition MediaPro IP set-top box at HITEC conference.

    -- Received first international MediaPro set-top box order from General Dynamics Interactive that was deployed at the InterContinental Singapore hotel.

    -- Grew the total number of new security subscribers in fiscal 2005 by 121% compared to fiscal 2004.

    -- Signed new managed services agreements to provide structured wiring, cabling and support services with leading technology and communications companies including Hewlett Packard, Toshiba and Verizon.

    -- Launched new corporate web site and updated company positioning and branding.

    About Eagle Broadband

    Eagle Broadband is a leading provider of broadband, Internet Protocol (IP) and communications technology and services that create new revenue opportunities for broadband providers and enhance communications for government, military and enterprise customers. Eagle leverages years of proven experience delivering advanced, IP-based broadband bundled services to provide service provider partners with a way to deliver next generation entertainment, communications and security services to their subscribers. The company's product offerings include IPTVComplete(TM), the fastest, lowest cost way for broadband providers to deliver the most competitive IP video services, the MediaPro line of HDTV-ready IP set top boxes that enable broadband providers and hotel operators to maximize revenues by delivering state-of-the-art, interactive entertainment services and the SatMAX(TM) satellite communications system that provides government, military, homeland security and enterprise customers with reliable, non-line-of-sight, voice and data communications from any location on Earth. The company is headquartered in Houston, Texas. For more information, please visit www.eaglebroadband.com or call 281-538-6000. (EAGF)
    Forward-looking statements in this release regarding Eagle Broadband, Inc., are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, continued acceptance of the company's products, increased levels of competition, new products and technological changes, the company's dependence upon third-party suppliers, intellectual property rights, and other risks detailed from time to time in the company's periodic reports filed with the Securities and Exchange Commission.

    CONTACT: Eagle Broadband, Inc., Houston
             Frederick Reynolds, 281-538-6034
             freynolds@eaglebroadband.com